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                                                                 Exhibit 4.2

                         APPLICATION AND AGREEMENT FOR
                SERVICE AFFILIATION AS AN ASSOCIATE-PATRON WITH
                         UNIFIED WESTERN GROCERS, INC.
                                      AND
                         PLEDGE AND SECURITY AGREEMENT


     The undersigned applies for service as an Associate-Patron with Unified Western Grocers, Inc. ("Unified Western") in accordance with the following to which the undersigned agrees:

     1.   To qualify for service as an Associate-Patron, the undersigned must:

          (a) Patronize Unified Western in such amounts and manner as may be prescribed by it from time to time in its rules and regulations or policies for the servicing of Associate-Patron accounts (the "Service Rules");

          (b) Execute such further agreements as may from time to time be required of Associate-Patrons, including but not limited to an agreement subordinating deposits.

          (c) Comply with the conditions and agreements contained in this Application and Agreement ("this Agreement"), with each other agreement which the undersigned may enter into with Unified Western or any of its subsidiaries, and with the Service Rules.

     2. Acceptance of this application for service is subject to approval by the Board of Directors of Unified Western.

     3. Subject to the obligations of the undersigned under any supply contract, the undersigned may terminate as an Associate-Patron of Unified Western at any time on written notice to Unified Western. Unified Western may at any time, with or without cause, terminate the undersigned as an Associate-Patron. Termination, however, shall neither release nor discharge any obligations incurred by the undersigned, or any of them, to Unified Western or any of its subsidiaries. Nothing in this Agreement or otherwise shall be construed to obligate Unified Western to make any sale of merchandise or services or any extension of credit.

     4. The undersigned agrees to comply with the Service Rules, including without limitation, rules prescribing service fees, late payment charges, amounts and manner of purchases, required deposits, subordination of deposits, guarantees, credit requirements and other terms of service, purchases and payment of accounts.

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     5. The undersigned will maintain such deposits with Unified Western as may be prescribed by the Service Rules. In the event the undersigned terminates or is terminated as an Associate-Patron, Unified Western, with respect to such deposits, shall only be obligated to return an amount which is equal to the amount of such deposits less all amounts that may be owing Unified Western or any of its subsidiaries.

     6. In consideration of financial accommodation given, to be given, or continued to be given by Unified Western, or any of its subsidiaries, the undersigned grants to Unified Western a security interest in and assigns and pledges to Unified Western, all deposit accounts and all other accounts now or hereafter deposited with or held by Unified Western or any of its subsidiaries, and all of the undersigned's property, money and funds of every description now or hereafter held by Unified Western as a pledge or for safekeeping or otherwise (collectively "Collateral"), as security for the full and prompt payment and performance of any and all contracts, agreements obligations or liabilities of the undersigned, or any of them, to Unified Western, or any of its subsidiaries, existing at any time (collectively "Obligations"). At the option of Unified Western and without necessity of demand or notice, all or any part of the Obligations shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) termination of the undersigned as an Associate-Patron, (2) default in any requirement of the Service Rules, (3) failure to pay or perform any of the Obligations or any part thereof when due, (4) the levy of any attachment, execution, or other process against the undersigned, or any of them, or any of the Collateral, (5) the death, insolvency or failure in business of the undersigned, or any of them, (6) the commission of an act of bankruptcy or the making of an assignment for the benefit of creditors by the undersigned, or any of them, or (7) the filing by or against the undersigned, or any of them, of any petition or action for relief under any bankruptcy, arrangement, reorganization, insolvency, or moratorium law, or any other law for the relief of or relating to debtors. Upon the happening of any of the foregoing specified events, any agreement for further financial accommodation by Unified Western or any of its subsidiaries shall terminate at its option. I irrevocably appoint Unified Western's Secretary and his successors, with powers of substitution, as the undersigned's attorney in fact, in the undersigned's name, to give such notices and file such financing or other statements as Unified Western may choose, with respect to any security whether granted hereby or otherwise.

     7. In the event that it is necessary for Unified Western to employ an attorney for the collection of any amounts owing it, the undersigned agrees to pay all costs involved including reasonable attorneys' fees.

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     8.   Any forbearance, failure, or delay by Unified Western in exercising any right, power, or remedy hereunder or otherwise shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy hereunder or otherwise shall not preclude the further exercise thereof; and every right, power, and remedy of Unified Western shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing executed by Unified Western.

     9. If this Agreement is executed by more than one person, each of the agreements contained herein shall be joint and several obligations of the undersigned. As used in this Agreement, the terms "I," "me" and "my" refer to the undersigned, and each of them.

     10. The validity, construction and performance of this Agreement shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

     11. Any notice, demand or other communication which Unified Western is required or desires to give to the undersigned, or any of them, may be either served personally at or sent by prepaid, first-class mail to the address set forth below. Any such notice, demand or communication shall be deemed given to the undersigned, and each of them, upon delivery to said address, if personally served, and within 48 hours from the time of deposit in the United States mail, if served by mail. The address of the undersigned may be changed only by giving written notice to Unified Western at its principal office, but such change shall not be deemed effective until actually received. Any other notice which the undersigned may desire to give shall be given to Unified Western at its principal office but shall not be deemed given until actually received.

     12. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such term or provision to any person or circumstances other than those as to which it is invalid, illegal or enforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. The undersigned acknowledges receipt of a copy of Article VII of Unified Western's Bylaws and hereby consents that the amount of any distributions with respect to the undersigned's patronage which are made in written notices of allocation (as defined in 26 United States Code Section 1388) and which are received by the undersigned from Unified Western, will be taken into account by the undersigned at their stated dollar amounts in the manner provided in 26 United States Code Section 1385(a) in the taxable year in which such written notices of allocation are received by the

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undersigned. This consent shall remain in effect until revoked in the manner provided in 26 United States Code Section 1388.


                      ____________________________________________
                      Name of Applicant (print or type)

Dated: _____, 2000    By: ________________________________________

               Signature: ________________________________________

                      Its ________________________________________

                      Mailing Address
                      (print or type)

                      ____________________________________________
                      Number and Street

                      ____________________________________________
                      City                   State         Zip

                      ____________________________________________
                      Telephone Number

                    Applicant is:[_] a sole proprietorship;[_] a partnership;[_] a corporation;[_] a limited liability company;[_] other.

                    Federal Taxpayer Identification No.:  __________________

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                           APPLICATION ACKNOWLEDGMENT


1.   We hereby acknowledge receipt of payment for the following:

     Application Fee.........................................$ ____________

     To be placed in Deposit Fund Account....................$ ____________

                                     TOTAL PAYMENT           $ ____________

2.   The Application is accepted with the effective date set forth below.

3. Unified Western Grocers, Inc. agrees that it will distribute its net earnings from business transacted by it with its member-patrons and associate-patrons in accordance with the provisions of Article VII of its Bylaws which provisions are subject to revision or deletion at any time from time to time by Unified Western, provided however any such revision or deletion shall be effective prospectively only.

                                            UNIFIED WESTERN GROCERS, INC.


                                            By___________________________

Effective Date:________________
Account No.:  _________________
Account Name (Print):  ___________________

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